                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:

[ ] Preliminary Proxy Statement


[X] Definitive Proxy Statement


[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                       AMERICAN BIOGENETIC SCIENCES, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                       AMERICAN BIOGENETIC SCIENCES, INC.
                               1375 AKRON STREET
                            COPIAGUE, NEW YORK 11726
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                                 JUNE 19, 2001

     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of American Biogenetic Sciences, Inc., a Delaware corporation (the "Company"), will be held at The Huntington Hilton, 598 Broadhollow Road, Melville, New York, on Tuesday, June 19, 2001 at 3:00 p.m., Eastern Daylight Savings Time. The following matters are to be presented for consideration at the meeting:

     1. The election of seven directors to serve until the next annual meeting of stockholders, to be held in the year 2002, and until their respective successors are elected and qualified;

     2. A proposal to authorize an amendment of the Company's Certificate of Incorporation to increase the number of shares of Class A Common Stock which the Company is authorized to issue from 100,000,000 shares to 150,000,000 shares;

     3. A proposal to authorize an amendment of the Company's Certificate of Incorporation in order to effect a reverse stock split, pursuant to which the Company's outstanding shares of Class A Common Stock and Class B Common Stock would be exchanged for new shares of Class A Common Stock and Class B Common Stock, respectively, in an exchange ratio to be approved by the Board of Directors, ranging from one newly issued share for each two outstanding shares to one newly issued share for each ten outstanding shares;

     4. A proposal to amend the Company's 1993 Non-Employee Director Stock Option Plan to increase the number of shares subject to options to be granted thereunder at the time of a director's initial election and at each annual meeting of stockholders from 10,000 shares to 25,000 shares;

     5. A proposal to ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2001; and

     6. The transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The close of business on April 25, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the offices of the Company located at 1375 Akron Street, Copiague, New York.

                                          By Order of the Board of Directors,

                                          TIMOTHY J. ROACH
                                          Secretary
Copiague, New York

May 17, 2001


WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.

                       AMERICAN BIOGENETIC SCIENCES, INC.
                               1375 AKRON STREET
                            COPIAGUE, NEW YORK 11726
                            ------------------------

                                PROXY STATEMENT
                            ------------------------


     This Proxy Statement is furnished to the holders of Class A Common Stock ("Class A Common Stock") and to the sole holder of Class B Common Stock ("Class B Common Stock") of American Biogenetic Sciences, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies in the accompanying form ("Proxy" or "Proxies") to be used at the 2001 Annual Meeting of Stockholders of the Company to be held on Tuesday, June 19, 2001, at 3:00 p.m., Eastern Daylight Savings Time, at The Huntington Hilton, 598 Broadhollow Road, Melville, New York, and at any adjournments and postponements thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. It is anticipated that this Proxy Statement and the Proxies will be mailed to stockholders on or about May 17, 2001.


                     VOTING PROCEDURES AND STOCK OWNERSHIP

VOTING RIGHTS

     The close of business on April 25, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting (the "Record Date"). There were outstanding, as of the close of business on that date, 41,102,255 shares of Class A Common Stock, 3,000,000 shares of Class B Common Stock, and 7,000 shares of Series A Preferred Stock.

     A majority of the total outstanding shares of Class A Common Stock and Class B Common Stock represented in person or by Proxy at the Meeting is required to constitute a quorum for the transaction of business at the Meeting. Holders of Class A Common Stock have one vote for each share thereof held of record and the holder of Class B Common Stock has ten votes for each share thereof held of record. The Class A Common Stock and Class B Common Stock will vote as one class on all matters proposed herein to be submitted to stockholders at the Meeting. Holders of Series A Preferred Stock have no right to vote except on certain matters affecting the Series A Preferred Stock.

     Proxies properly executed and received in time for the Meeting will be voted. A stockholder who signs and returns a Proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Company, 1375 Akron Street, Copiague, New York 11726, Attention: Secretary, by a duly executed Proxy of later date, or by voting in person at the Meeting. Unless otherwise specified, all Proxies received will be voted for the election of all nominees named herein to serve as directors, and in favor of each of the other proposals. Proxies submitted which contain abstentions or broker nonvotes will be deemed present at the Meeting in determining the presence of a quorum. Abstentions and broker nonvotes will have no effect on the outcome of the election of directors. Abstentions will, in effect, be deemed negative votes on each of Proposals 2 - 5. Broker nonvotes will not affect the results of Proposals 4 and 5 but will, in effect, be deemed negative votes on Proposals 2 and 3.

     The Board of Directors does not intend to bring before the Meeting any matter other than those specifically described above and knows of no matters other than the foregoing to come before the Meeting. If any other matters or motions come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the Meeting.

     The cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and Proxies will be borne by the Company. The Company will also reimburse brokers who are holders of record of Class A Common Stock for their expenses in forwarding Proxies and Proxy soliciting materials to the beneficial owners of such shares. In addition to the use of the mails, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, telegraph or personal interview. The Company has retained W.F. Doring & Co., Inc., 150 Bay Street, Jersey City, New Jersey 07302 to aid in the solicitation of Proxies. For its services, W.F. Doring & Co., Inc. will receive a fee of $2,500, plus reimbursement for certain out-of-pocket expenses.

SECURITY HOLDINGS OF CERTAIN STOCKHOLDERS, MANAGEMENT AND NOMINEES

     The following table sets forth information as at the Record Date with respect to the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock, (ii) each director or nominee for director of the Company, (iii) each executive officer named in the Summary Compensation Table under the caption "Executive Compensation" and (iv) all executive officers and directors of the Company as a group. Except as noted, each beneficial owner has sole voting and investment power with respect to all shares attributable to such owner. This information is based upon information provided by the person or upon Schedule 13D or Schedule 13G filings which they have made with the Securities and Exchange Commission. Each share of Class A Common Stock is entitled to one vote per share while each share of Class B Common Stock is entitled to ten votes per share.

                                              CLASS A COMMON STOCK (1)       CLASS B COMMON STOCK
                                            -----------------------------    ---------------------
                                                  NO.            PERCENT        NO.       PERCENT
            BENEFICIAL OWNERS                  OF SHARES         OF CLASS    OF SHARES    OF CLASS
            -----------------               ---------------      --------    ---------    --------
Directors and Officers:
Alfred J. Roach...........................       10,947,250(2)     23.0%     3,000,000     100%
Josef C. Schoell..........................          328,000(3)(4)   *               --        0
Ellena Byrne..............................          115,000(3)(5)   *               --        0
Timothy J. Roach..........................          855,000(3)      2.0%            --        0
Glenna M. Crooks..........................           45,000(3)     *                --        0
Joseph M. Danis...........................           10,000(3)     *                --        0
Joseph C. Hogan...........................           70,000(3)     *                --        0
John S. North.............................          296,200(6)     *                --        0
All executive officers and directors as a
  group (9 persons, including the
  foregoing)..............................       12,908,950(7)     26.3%     3,000,000     100%
5% Owners:
BVF Partners, L.P.........................       12,000,000(8)     23.0%            --        0
Abbott Laboratories.......................        2,782,931(9)      7.0%            --        0

---------------
(1) Asterisk indicates less than one percent. Shares of Class A Common Stock subject to issuance upon conversion of Class B Common Stock or of Series A Preferred Stock into Class A Common Stock and upon exercise of options and warrants that were exercisable on, or become exercisable within 60 days after, the Record Date are considered owned by the holder thereof and outstanding for purposes of computing the percentage of outstanding Class A Common Stock that would be owned by such person, but (except for the computation of beneficial ownership by all executive officers and directors as a group) are not considered outstanding for purposes of computing the percentage of outstanding Class A Common Stock owned by any other person.

(2) The address of Mr. Roach is c/o American Biogenetic Sciences, Inc.. Beneficial ownership of Class A Common Stock includes 3,000,000 shares of Class A Common Stock issuable upon conversion of the same number of shares of Class B Common Stock on a share for share basis, 1,000,000 shares of Class A Common Stock issuable upon conversion of 1,000 shares of Series A Preferred Stock, 1,000,000 shares of Class A Common Stock subject to outstanding warrants and 1,475,000 shares of Class A Common Stock subject to outstanding options.

(3) Includes shares of Class A Common Stock subject to options as follows: for Josef C. Schoell, 255,000; for Ellena Byrne, 107,500; for Timothy J. Roach, 845,000; for Glenna M. Crooks, 45,000; for Joseph M. Danis, 10,000; and for Joseph C. Hogan, 50,000.

(4) Includes 200 shares owned by his wife and 2,000 shares owned by his daughters. The inclusion of these amounts should not be construed as an admission that Mr. Schoell is the beneficial owner of these shares.

(5) Includes 7,500 shares owned, and 20,000 shares subject to options held, by her husband. The inclusion of these amounts should not be construed as an admission that Ms. Byrne is the beneficial owner of these shares.

(6) Mr. North resigned as President and Chief Executive Officer of the Company effective January 11, 2001 and his outstanding options were subsequently cancelled.

(7) Includes 3,000,000 shares of Class A Common Stock issuable upon conversion of the same number of shares of Class B Common Stock, 1,000,000 shares of Class A Common Stock issuable upon conversion of 1,000 shares of Series A Preferred Stock, 1,000,000 shares of Class A Common Stock subject to outstanding warrants, and 3,015,000 shares of Class A Common Stock subject to outstanding options.

(8) Beneficial ownership of Class A Common Stock consists of 6,000,000 shares issuable upon conversion of 6,000 shares of Series A Preferred Stock and 6,000,000 shares of Class A Common Stock subject to outstanding warrants. These securities are held by certain investment partnerships for which BVF Partners, L.P. serves as the general partner and BVF, Inc. (of which Mark Lampert is sole owner) acts as investment adviser, sharing the power to vote and dispose the shares with such investment partnerships. The address of BVF Partners is 227 West Monroe Street, Suite 4800, Chicago, IL 60606.

(9) The address of Abbott Laboratories is 100 Abbott Park Road, Abbott Park, IL 60064.

                                  PROPOSAL 1.

                             ELECTION OF DIRECTORS

     The Company's By-Laws provide that the number of members of the Board of Directors shall be not less than three or more than nine, the exact number to be fixed by resolution of the Board of Directors. The Board of Directors presently consists of seven members. Each of the nominees, other than Josef C. Schoell and Joseph M. Danis (who were elected as directors by the Board in January 2001) has been previously elected by stockholders of the Company.

     Unless authority to do so is withheld, Proxies will be voted at the Meeting for the election of each of the nominees named below to serve as directors of the Company until the next annual meeting of stockholders and until their respective successors are elected and qualified. In the event that any of the nominees should become unavailable or unable to serve for any reason, the holders of Proxies have discretionary authority to vote for one or more alternate nominees designated by the Board of Directors. The Company believes that all of the nominees are available to serve as directors.

BACKGROUND OF NOMINEES

     Alfred J. Roach, 85, has been Chairman of the Board of Directors of the Company since its organization in September 1983 and, from September 1983 until November 1998 and since January, 2001 has also served as the Company's Chief Executive Officer. Mr. Roach has served as Chairman of the Board and/or President of TII Industries, Inc. ("TII"), a corporation engaged in manufacturing and marketing telecommunications products, and its predecessor since its founding in 1964. Mr. Roach devotes a majority of his time to the business of the Company.

     Josef C. Schoell, 51, has been President and Chief Operating Officer and a member of the Board of Directors of the Company since January 2001. From July 1995 until January 2001 he was Chief Financial Officer and Vice President-Finance of the Company. Mr. Schoell joined the Company in 1992 as Controller. From 1988 until joining ABS, Mr. Schoell was an independent consultant providing financial accounting and computer services. From 1978 until 1988, Mr. Schoell served in various financial and accounting positions with JP Stevens. Mr. Schoell is a graduate of New York University Stern School of Business, is a Certified Public Accountant in New York State and a member of the New York State Society of Certified Public Accountants, American Institute of Certified Public Accountants and Financial Executives International.

     Ellena M. Byrne, 50, has been Executive Vice President and a director of the Company since March 1995. From January 1986 until December 1991, Ms. Byrne served as Vice President-Administration of the Company and from December 1991 until March 1995, Ms. Byrne served in various capacities with the Company, including Director of Operations for Europe and Asia.

     Timothy J. Roach, 54, has been Treasurer, Secretary and a director of the Company since September 1983. He has also been affiliated with TII since 1974, serving as its President since July 1980, Chief Operating Officer since May 1987, Vice Chairman of the Board since October 1993, Chief Executive Officer since January 1995 and a director since January 1978. Mr. Roach devotes such time as is necessary to the business of the Company to discharge his duties as Treasurer, Secretary and a director. Timothy J. Roach is the son of Alfred J. Roach.

     Glenna M. Crooks, Ph.D., 51, has been a director of the Company since March 1999. Dr. Crooks has been President of Strategic Health Policy International, Inc., a health care consulting and planning firm that advises governments, businesses and industry trade associations in the U.S. and overseas on the development and application of business strategy, a company she formed in October 1994. From January 1991 until September 1994, Dr. Crooks served as Vice President -- Worldwide Sales and Operations for the Vaccines Division of Merck & Co., Inc., a pharmaceutical company that develops, manufactures and markets human and animal health products.

     Joseph M. Danis, 55, has been a director of and a business development consultant to the Company since January 2001. Mr. Danis has been President of Danis Associates since April 1996, a consulting firm he founded that focuses on technology transfers, structuring ventures and all phases of due diligence for pharmaceutical and biotechnology companies. From January 1996 to March 1996, Mr. Danis served as Executive Director of Cultor Food Science, Inc. From 1986 to January 1996, he served in various capacities with Pfizer, Inc., including Director of Technical Service and Licensing and Director, Acquisitions and Licensing.

     Joseph C. Hogan, Ph.D., 78, has been a director of the Company since December 1983. Dr. Hogan served as Dean of the College of Engineering of the University of Notre Dame from 1967 until 1981, following which he performed various services for the University of Notre Dame until 1985, where he remains Dean Emeritus. From 1985 until his retirement in 1987, Dr. Hogan was Director of Engineering Research and Resource Development at Georgia Institute of Technology ("Georgia Tech"). Dr. Hogan is a director of TII.

MEETINGS OF THE BOARD OF DIRECTORS

     During the year ended December 31, 2000, the Board of Directors held four meetings and acted by unanimous written consent on twelve occasions following informal discussions. Each director was present for at least 75% of the meetings of the Board of Directors and committees of the Board on which such director served that were held during calendar 2000, except William Sharwell, who resigned from the Board of Directors effective February 25, 2000 prior to attending any meetings in calendar 2000.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit and Compensation Committee, but does not have a nominating committee.

     The Audit Committee, which presently consists of Mr. Hogan, Ms. Crooks and Mr. Danis, is authorized to examine and consider matters related to the audit of the Company's accounts, the financial affairs and accounts of the Company, the scope of the independent auditors' engagement and their compensation, the effect on the Company's financial statements of any proposed changes in generally accepted accounting principles, disagreements, if any, between the Company's independent auditors and management, and matters of concern to the independent auditors resulting from the audit, including the results of the independent auditors' review of internal accounting controls. This committee is also authorized to nominate independent auditors, subject to approval by the Board of Directors. The Audit Committee met on three occasions during 2000.

     The Compensation Committee is authorized to consider and recommend to the Board of Directors the salaries, bonuses and other compensation arrangements with respect to the executive officers of the Company. This Committee is also empowered to grant all options under, and administer, the Company's stock option plans. The Compensation Committee is further empowered to examine, administer and make recommendations to the full Board with respect to other employee benefit plans and arrangements of the Company. The Compensation Committee presently consists of Mr. Hogan and Ms. Crooks. The Compensation Committee acted by unanimous written consent on five occasions during 2000 following informal discussions.

REMUNERATION OF DIRECTORS

     Each non-employee director receives a fee of $1,000 for each meeting of the Board of Directors attended by that director in person and not telephonically. Each director serving on the Audit Committee receives a fee of $600 for each meeting of the committee attended by that director in person and not telephonically. All directors are reimbursed for travel expenses incurred in attending Board and committee meetings.

     The Company's 1993 Non-Employee Director Stock Option Plan, as amended, provides for the automatic grant of an option to purchase 10,000 shares of the Company's Class A Common Stock to each non-employee director holding office immediately after each annual meeting of stockholders. The exercise price for each option is equal to the fair market value of the Company's Class A Common Stock on the date of grant. All options have a term of ten years and are immediately exercisable.

EXECUTIVE OFFICERS


     The only executive officer of the Company in addition to Alfred J. Roach, Josef C. Schoell, Timothy J. Roach and Ellena M. Byrne (whose backgrounds are described under the caption "Election of Directors -- Background of Nominees" above) is James H. McLinden, Ph.D. Dr. McLinden, 50, has been Senior Vice President and Chief Scientific Officer of the Company since January 2001. From November 1991 until January 2001 he served as Vice President -- Molecular Biology of the Company, and from January 1987 to November 1991 as Director of Molecular Biology of the Company.


REQUIRED VOTE

     A plurality of the votes cast at the Meeting by the holders of Class A Common Stock and Class B Common Stock, voting together as one class, with Class A Common Stock having one vote per share and Class B Common Stock having ten votes per share, will be required for the election of directors. The Board of Directors recommends that stockholders vote FOR each of Alfred J. Roach, Josef
C. Schoell, Ellena M. Byrne, Timothy J. Roach, Glenna M. Crooks, Joseph M. Danis and Joseph C. Hogan to serve as directors of the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company during 2000, 1999 and 1998 of each person who served as the Company's chief executive officer during 2000 and each other person who served as an executive officer of the Company during 2000 and whose annual compensation for 2000 exceeded $100,000:

                                                                     LONG-TERM
                                                                    COMPENSATION
                                                                    ------------
                                           ANNUAL COMPENSATION       SECURITIES
           NAME AND                      -----------------------     UNDERLYING        ALL OTHER
      PRINCIPAL POSITION         YEAR    SALARY ($)    BONUS ($)    OPTIONS (#)     COMPENSATION ($)
      ------------------         ----    ----------    ---------    ------------    ----------------
Alfred J. Roach,...............  2000      250,000           --       100,000                 --
  Chairman of the Board(1)       1999      250,000(4)        --       300,000                 --
                                 1998      250,000           --       100,000                 --
John S. North,.................  2000      235,000           --        50,000                 --
  President and Chief Executive  1999      260,000(5)    25,000(2)    250,000            100,000(2)
  Officer(2)                     1998       25,000           --       300,000                 --
Josef C. Schoell,..............  2000      120,000           --        50,000                 --
  Vice President Finance and     1999      120,000(6)        --       200,000                 --
  Chief Financial Officer(3)     1998      120,000           --            --                 --

---------------
(1) Mr. Roach served as the Company's Chief Executive Officer until November 16, 1998, and was again appointed to that position in January 2001.

(2) Mr. North joined the Company as President and Chief Executive Officer on November 16, 1998 and resigned effective January 11, 2001. Under the terms of his employment agreement, he received a one-time $25,000 bonus in January 1999 and a $100,000 interest free loan during 1999. The entire amount of the loan had been forgiven as of December 31, 2000.

(3) Mr. Schoell was appointed President and Chief Operating Officer of the Company by the Board of Directors in January 2001.

(4) Includes $115,000 which was deferred during 1999 at the election of Mr. Roach and paid in February 2000.

(5) Includes $110,000 which was deferred during 1999 at the election of Mr. North and paid in February 2000.

(6) Includes $10,000 which was deferred during 1999 at the election of Mr. Schoell and paid in February 2000.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning options to purchase shares of the Company's capital stock granted by the Company during the year ended December 31, 2000 to the executive officers named in the Summary Compensation Table. No stock appreciation rights have been granted by the Company.

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                                                                      ANNUAL RATES OF STOCK
                                                                                      PRICE APPRECIATION FOR
                                            INDIVIDUAL OPTIONS                               TERM(3)
                        ----------------------------------------------------------    ----------------------
                                       PERCENT OF
                        NUMBER OF        TOTAL
                          SHARES        OPTIONS
                        UNDERLYING     GRANTED TO
                         OPTIONS      EMPLOYEES IN    EXERCISE PRICE    EXPIRATION
         NAME           GRANTED(1)    FISCAL YEAR      PER SHARE(2)        DATE          5%           10%
         ----           ----------    ------------    --------------    ----------    ---------    ---------
Alfred J. Roach.......   100,000          19%              $.41          1/7/2005      $11,328      $25,031
John S. North.........    50,000          10%               .38          1/7/2010       11,792       29,883
Josef C. Schoell......    50,000          10%               .38          1/7/2010       11,792       29,883

---------------
(1) Exercisable as to 50% of the number of shares of Class A Common Stock underlying the option during each six months commencing six months after the date of grant, on a cumulative basis.

(2) The exercise price of the options granted to Messrs. Roach, North and Schoell was 110%, 100% and 100%, respectively, of the market value of the Class A Common Stock on the date of grant.

(3) These are hypothetical values using assumed 5% and 10% compound growth rates prescribed by Securities and Exchange Commission rules and are not intended to forecast possible future appreciation, if any, in the market price of the Company's Class A Common Stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END VALUES

     The following table contains information concerning options exercised during 2000 by the executive officers named in the Summary Compensation Table and Class A Common Stock underlying unexercised options held at December 31, 2000 by such persons.

                                                                NUMBER OF SHARES UNDERLYING    VALUE OF UNEXERCISED IN-THE-
                                                                  UNEXERCISED OPTIONS AT             MONEY OPTIONS AT
                       SHARES ACQUIRED                              FISCAL YEAR-END(#)              FISCAL YEAR-END($)
        NAME           ON EXERCISE(#)    VALUE REALIZED($)(1)   (EXERCISABLE/UNEXERCISABLE)   (EXERCISABLE/UNEXERCISABLE)(2)
        ----           ---------------   --------------------   ---------------------------   ------------------------------
Alfred J. Roach......           --                   --             1,450,000/1,525,000               $86,138/20,813
John S. North........      262,500             $696,375                150,000/ 337,500                32,813/77,344
Josef C. Schoell.....      100,000              198,488                242,500/ 280,000                24,281/11,719

---------------
(1) The "value realized" reflects the appreciation on the date of exercise (based upon the excess of the market price of the shares on that date over the exercise price). However, because the named executive officers may keep the shares acquired upon exercise or sell them at a different price, these amounts do not necessarily reflect cash realized upon sale of those shares.

(2) Based upon the closing price of the Company's Class A Common Stock on the Nasdaq SmallCap Market on December 31, 2000 ($.6875), less the exercise price of each option.

PERFORMANCE GRAPH

     The following graph compares the cumulative return to stockholders of Class A Common Stock for the last five calendar years with the Nasdaq Market Index and the Dow Jones Industry Group BTC -- Biotechnology Index for that period. The comparison assumes $100 was invested on December 31, 1995 in Class A Common Stock and in each of the comparison groups, and assumes reinvestment of all dividends (the Company paid no dividends during the periods):

                              [Performance Graph]

----------------------------------------------------------------------------------------------------------------
         At December 31,               1995         1996         1997         1998         1999         2000
----------------------------------------------------------------------------------------------------------------
 American Biogenetic Sciences,
   Inc.                              $100.00      $147.73      $ 69.32      $ 27.27      $ 18.18      $ 25.02
----------------------------------------------------------------------------------------------------------------
 Peer Group Index                    $100.00      $101.02      $103.17      $141.43      $283.95      $339.00
----------------------------------------------------------------------------------------------------------------
 NASDAQ Market Index                 $100.00      $124.27      $152.00      $214.39      $378.12      $237.66
----------------------------------------------------------------------------------------------------------------

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Class A Common Stock, to file initial reports of ownership, and reports of changes of ownership, of the Company's equity securities with the Securities and Exchange Commission and furnish copies of those reports to the Company. Based solely on a review of copies of the reports furnished to the Company, or written representation that no reports were required, the Company believes that all reports required to be filed by such persons with respect to the Company's year ended December 31, 2000 were timely filed.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Between September 3, 1999 and January 19, 2000, Alfred J. Roach loaned the Company an aggregate of $776,000 at an interest rate of 6% per annum. On March 3, 2000, $500,000 of the principal amount of the Company's indebtedness to Mr. Roach was exchanged for 1,000 shares of the Company's Series A Preferred Stock which are convertible into 1,000,000 shares of the Class A Common Stock and 1,000,000 warrants to purchase the Class A Common Stock at a price of $1.00 per share. The Company made principal payments on Mr. Roach's loans in February and March 2000 and repaid the remaining principal amount of and accrued interest on these loans in April 2000.

     On March 8, 1999, Mr. Roach purchased directly from the Company 440,000 shares of the Company's Class A Common Stock for $495,000 ($1.1250 per share).

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors, consisting of Joseph
C. Hogan and Glenna M. Crooks, two non-employee directors, is authorized to consider and recommend to the Board of Directors salaries, bonuses and other compensation arrangements for executive officers and to grant all options under, and administer, the Company's employee stock option plans.

     The Compensation Committee believes that the Company, as a development stage company, should create compensation packages to attract and retain executives who can bring the experience and skills to the Company necessary for the development of the Company and development and marketing of its products. To date, this has been accomplished by utilizing salary as the base compensation and stock options to promote long-term incentives and conserve the Company's available cash and, in certain cases, a bonus as an inducement to an executive to join the Company. As the Company grows, other forms of annual and long-term compensation arrangements may be developed to provide appropriate incentives and to reward specific accomplishments.

     In determining base salaries, the Compensation Committee examines, among other factors, the executive's performance, degree of responsibility and experience, as well as general employment conditions, competition and economic factors. No specific weights are assigned to any of the factors employed by the Compensation Committee.

     The Compensation Committee also makes use of stock options to provide long-term incentive compensation to many of the Company's employees, including executive officers, enabling them to benefit, along with all stockholders, if the market price for Class A Common Stock rises. The Compensation Committee believes that the use of stock options ties employee interests to those of the Company's stockholders through stock ownership and potential stock ownership, while also providing the Company with a means of compensating employees using a method which enables the Company to conserve its available cash for operations, including research and development and product development. To assure the long-term nature of the incentive, options granted have generally not become exercisable during the first six months to one year after grant and thereafter have become exercisable over a period of two to four years. Decisions of the Compensation Committee as to option grants are based, in large measure, upon a review of such factors as the executive's level of responsibility, other compensation, accomplishments and goals, and when the last option was granted to such executive, as well as recommendations and evaluations of the executive's performance and prospective contributions by the Company's Chairman of the Board and Chief Executive Officer. Determinations have been made subjectively without giving weight to specific factors.

     Chief Executive Officer Compensation. Mr. John S. North joined the Company as President and Chief Executive Officer in November 1998 and served in this capacity until his resignation in January 2001. His base salary, bonus, stock option grant and other benefits were negotiated in connection with Mr. North's agreement to join the Company. Mr. Alfred J. Roach reassumed the position of Chief Executive Officer of the Company in January 2001. The salary of Mr. Roach has remained unchanged for the past eight years.

     Certain Tax Legislation. Section 162(m) precludes a public company from taking a federal income tax deduction for annual compensation in excess of $1,000,000 paid to its chief executive officer or any of its four other most highly compensated executive officers. Certain "performance based compensation" is excluded from the deduction limitation. Any compensation resulting from the exercise of stock options granted by the Company should be eligible for exclusion since all options were either granted prior to the adoption of Section 162(m) or under a plan approved by the Company's stockholders which was designed to conform to regulations for determining whether options are deemed "performance based compensation." The Committee believes that the limitations on compensation deductibility under Section 162(m) will have no effect on the Company in the foreseeable future, and intends to take such action as may be necessary, including obtaining stockholder approval where required, in order for compensation not to be subject to the limitation on deductibility imposed by
Section 162(m) of the Code.

                                               Respectfully submitted,

                                               JOSEPH C. HOGAN
                                               GLENNA M. CROOKS

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is currently comprised of three of the Company's directors, Mr. Hogan, Ms. Crooks and Mr. Danis. All members of the Audit Committee are "independent" as such term is defined under the listing standards of the National Association of Securities Dealers, Inc. The Audit Committee operates pursuant to a written charter, a copy of which is attached as Exhibit A to this Proxy Statement. Under its charter, the Audit Committee is charged with assisting the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) annual financial information provided to stockholders and the Securities and Exchange Commission; (ii) the systems of internal controls that management has established; and (iii) the internal and external audit process.

     The Audit Committee met three times during calendar 2000 with the Company's independent auditors, Arthur Andersen LLP ("Arthur Andersen"). The Audit Committee has reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended December 31, 2000. The Audit Committee has also discussed with Arthur Andersen the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards No. 61, as amended. As required by Independence Standards Board Standard No. 1, as amended, "Independence Discussion with Audit Committees," the Audit Committee has received and reviewed the required written disclosures and a confirming letter from Arthur Andersen regarding their independence, and has discussed the matter with the auditors.

     Based on its review and discussions of the foregoing, the Audit Committee has recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year 2000 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000. Further, the Audit Committee recommends that the Board of Directors engage Arthur Andersen as the Company's independent auditors for the fiscal year ending December 31, 2001.

     This Audit Committee Report shall not be deemed to be incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporated by reference all or any portion of this Proxy Statement, except to the extent that the Company specifically requests that this report be specifically incorporated by reference.

                                          Respectfully submitted,

                                          JOSEPH C. HOGAN
                                          GLENNA M. CROOKS
                                          JOSEPH M. DANIS

                                 PROPOSAL NO. 2

                 AUTHORIZATION OF AN AMENDMENT OF THE COMPANY'S
               RESTATED CERTIFICATE OF INCORPORATION TO INCREASE
                      THE AUTHORIZED CLASS A COMMON STOCK

     On March 21, 2001, the Board of Directors unanimously adopted a resolution approving a proposal to amend the Company's Certificate of Incorporation to increase the number of shares of Class A Common Stock that the Company is authorized to issue from 100,000,000 to 150,000,000 shares (the "Increased Capital Amendment"). The Board of Directors determined that the Increased Capital Amendment is advisable and directed that it be considered at the Meeting. However, in the event that Proposal No. 3 is also approved and the Board of Directors determines to implement it before the Increased Capital Amendment has been implemented, the Board reserves the right to determine not to implement the Increased Capital Amendment.

     The additional 50,000,000 shares of Class A Common Stock authorized by the Increased Capital Amendment, if and when issued, will have the same rights and privileges as the shares of Class A Common Stock presently issued and outstanding. Each holder of Class A Common Stock is entitled to one vote per share, and each holder of Class B Common Stock is entitled to ten votes per share, on all matters submitted to a vote of stockholders. Neither Class A Common Stock nor Class B Common Stock have cumulative voting rights. The holders of Class A Common Stock and Class B Common Stock share ratably on a per share basis in any dividends when, as and if declared by the Board of Directors out of funds legally available therefor and in all assets remaining after the payment of liabilities in the event of the liquidation, dissolution or winding up of the Company. There are no preemptive or other subscription rights, conversion rights or redemption or sinking fund provisions with respect to the Class A Common Stock or Class B Common Stock, except that each share of Class B Common Stock is convertible into Class A Common Stock on a share for share basis.

PURPOSES AND CERTAIN POSSIBLE EFFECTS OF INCREASING THE NUMBER OF AUTHORIZED SHARES OF CLASS A COMMON STOCK

     The Company's Certificate of Incorporation presently authorizes the Company to issue 100,000,000 shares of Class A Common Stock, $.001 par value per share, of which 41,102,255 shares were issued and outstanding as of April 25, 2001, and 3,000,000 shares of Class B Common Stock, $.001 par value per share, all of which were outstanding on that date. In addition to the 41,102,255 shares of Class A Common Stock outstanding, as of that date (i) 3,000,000 shares are reserved for issuance upon conversion of the Class B Common Stock, (ii) 7,000,000 shares are reserved for issuance upon conversion of the Series A Preferred Stock and 7,000,000 additional shares upon exercise of warrants issued to holders of Series A Preferred Stock; (iii) 8,502,656 shares are reserved for issuance upon the exercise of options granted or to be granted under the Company's stock option plans (of which 6,062,119 shares were subject to outstanding options at exercise prices ranging from $0.25 to $10.00 per share), and (iv) 1,157,814 shares are reserved for issuance upon the exercise of warrants not included in clauses (ii) and (iii) above (which have exercise prices ranging from $0.75 to $3.00 per share). Accordingly, only 32,237,275 shares of the Company's Class A Common Stock are unrestricted for future issuance.

     The Company has historically either publicly offered or privately placed its capital stock to raise funds to finance its operations, including research and development, product development activities and to compensate consultants. The Company expects to continue to make substantial expenditures for research and product development, in the development of products being commercially developed and for the marketing of products. Except for the potential issuance of reserved shares, there are no present understandings or arrangements as to the issuance or sale of any shares of Class A Common Stock. However, the Company continues to periodically explore and negotiate the additional financing that it will require. These activities are likely to require the Company to sell shares of Class A Common Stock or securities convertible into or exchangeable for Class A Common Stock. The Company has, at times in the past, sold shares at below the market price of its Class A Common Stock at the date of issuance and may be required to do so in the future in order to raise financing. The Board of Directors believes that the increase in the number of authorized shares of Class A Common Stock at this time will provide the Company with the flexibility of having an adequate number of authorized but unissued shares of Class A Common Stock available for future financing requirements, including for funding research and product development, and other corporate purposes, without the expense or delay attendant in seeking stockholder approval at any special or annual meeting. The proposed amendment would provide additional authorized shares of Class A Common Stock that could be used from time to time, without further action or authorization by the stockholders (except as may be required by law or by any stock exchange or over-the-counter market on which the Company's securities may then be listed).

     Although it is not the purpose of the proposed amendment and the Board of Directors is not aware of any pending or proposed effort to acquire control of the Company, the authorized but unissued shares of Class A Common Stock also could be used by the Board of Directors to discourage, delay or make more difficult a change in control of the Company.

     The Increased Capital Amendment will not affect the rights of existing holders of Class A Common Stock except to the extent that further issuances of Class A Common Stock will reduce each existing stockholder's proportionate ownership.

REQUIRED VOTE

     Authorization of the Increased Capital Amendment requires the affirmative vote of both (a) a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as one class, with Class A Common Stock having one vote per share and Class B Common Stock having ten votes per share and (b) a majority of the outstanding shares of Class A Common Stock voting as a separate class, with each share of Class A Common Stock having one vote per share. The Board of Directors unanimously recommends a vote FOR approval of this proposal.

                                 PROPOSAL NO. 3

            AUTHORIZATION OF AN AMENDMENT TO THE COMPANY'S RESTATED
         CERTIFICATE OF INCORPORATION TO ENABLE THE BOARD OF DIRECTORS
            TO EFFECT A REVERSE SPLIT OF EACH CLASS OF COMMON STOCK

GENERAL

     The Company's Board of Directors has unanimously adopted a resolution recommending that the stockholders authorize an amendment to the Company's Restated Certificate of Incorporation (the "Reverse Split Amendment") to (i) effect a stock combination (reverse stock split) of the Company's outstanding shares of each of its Class A Common Stock and Class B Common Stock (the "Reverse Split") and (ii) provide for the payment of cash in lieu of fractional shares otherwise issuable in connection therewith. There would be no change in the number of the Company's authorized shares of Class A Common Stock or Class B Common Stock and no change in the par value of either class as a result of the Reverse Split Amendment. If the Reverse Split is approved, the Board will have authority, without further stockholder approval, to effect the Reverse Split pursuant to which the Company's outstanding shares (the "Old Shares") of Class A Common Stock and Class B Common Stock would be exchanged for new shares (the "New Shares") of Class A Common Stock and Class B Common Stock, respectively, in an exchange ratio to be approved by the Board of Directors, ranging from one New Share for each two Old Shares to one New Share for each ten Old Shares. The number of Old Shares for which each New Share is to be exchanged is referred to as the "Exchange Number". The Exchange Number may, within such range, be a whole number or a whole number and fraction of a whole number. The Reverse Split will be effected simultaneously for each of Class A Common Stock and Class B Common Stock and the Exchange Number will be the same for each class. In addition, the Board will have the authority to determine the exact timing of the effective date of the Reverse Split, which may be any time prior to June 30, 2002, without further stockholder approval. Such timing and Exchange Number will be determined in the judgment of the Board of Directors, with the intention of maximizing the Company's ability to remain in compliance with the continued listing maintenance requirements of The Nasdaq Stock Market, Inc. ("Nasdaq") and other intended benefits of the Reverse Split to stockholders and the Company. See "--Purpose of the Reverse Split" below. The text of the proposed Reverse Split Amendment (subject to inserting the effective date of the Reverse Split, the Exchange Number and the per share amount to be paid for fractional shares) is set forth in Exhibit B to this Proxy Statement.

     The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to determine not to proceed with the Reverse Split if, at any time prior to filing the Reverse Split Amendment with the Secretary of State of the State of Delaware, the Board of Directors, in its sole discretion, determines that the Reverse Split is no longer in the best interests of the Company and its stockholders. The Board of Directors may consider a variety of factors in determining whether or not to implement the Reverse Split and in determining the Exchange Number including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the Company's Class A Common Stock, business and transactional developments and the Company's actual and projected financial performance.

     The Reverse Split will not change the proportionate equity interests of the Company's stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to the Company's purchase of fractional shares. The Common Stock issued pursuant to the Reverse Split will remain fully paid and nonassessable. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

PURPOSES OF THE REVERSE SPLIT

     The Company's Class A Common Stock is quoted on the Nasdaq SmallCap Market (the "SmallCap Market"). In order for the Class A Common Stock to continue to be quoted on that market, the Company and its Class A Common Stock are required to continue to comply with various listing maintenance standards established by Nasdaq. Among other things (i) the Company is required to maintain adjusted tangible net assets of at least $2,000,000, (ii) its Class A Common Stock must have an aggregate market value of shares held by persons other than officers and directors ("public float") of at least $1,000,000, (iii) at least 300 persons must own at least 100 shares, and (iv) the Class A Common Stock must have a minimum bid price of at least $1.00 per share. Under Nasdaq's listing maintenance standards for the SmallCap Market, if the closing bid price of the Class A Common Stock is under $1.00 per share for a thirty consecutive business days and does not thereafter regain compliance for a minimum of ten consecutive business days during the ninety calendar days following notification by Nasdaq, Nasdaq may delist the Class A Common Stock from trading on the SmallCap Market. If a delisting were to occur, the Class A Common Stock would trade on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. Such alternatives are generally considered to be less efficient markets. Furthermore, the Company believes that maintaining the Company's SmallCap listing may provide the Company with a broader market for its Class A Common Stock and facilitate the use of the Class A Common Stock in acquisitions and financing transactions in which the Company may engage.

     On April 11, 2001, the Company received a letter from Nasdaq advising it that the Company's Class A Common Stock had not met Nasdaq's minimum bid price closing requirement for thirty consecutive trading days and that, if the Company is unable to demonstrate compliance with this requirement during the ninety calendar days ending July 10, 2001, its Class A Common Stock may be delisted (subject to the Company's right for a hearing and stay of the delisting during the hearing period). It is Nasdaq's position that an ability to demonstrate sustained compliance is also required to achieve compliance with this requirement. The principal purpose of the Reverse Split Proposal is to increase the market price of the Company's Class A Common Stock above the Nasdaq minimum bid requirement (which does not adjust for the Reverse Split). Giving the Board of Directors authority to implement the Reverse Split will avoid the need to call a special meeting of, or seek consents from, stockholders under time constraints to authorize a reverse split should it become necessary in order to seek to meet Nasdaq's listing maintenance criteria. However, there can be no assurance that, even after effectuating the Reverse Split, the Company will continue to meet the minimum bid price and otherwise meet the requirements of Nasdaq for continued inclusion for trading on the SmallCap Market.

CERTAIN EFFECTS OF THE REVERSE SPLIT

     The following tables illustrate the principal effects of the Reverse Split on the Company's Common Stock:

                                      PRIOR TO      AFTER 1-FOR-2    AFTER 1-FOR-5    AFTER 1-FOR-10
                                      REVERSE          REVERSE          REVERSE          REVERSE
                                       STOCK            STOCK            STOCK            STOCK
                                       SPLIT            SPLIT            SPLIT            SPLIT
         NUMBER OF SHARES           ------------    -------------    -------------    --------------
Class A Common Stock:
  Authorized......................   100,000,000     100,000,000      100,000,000       100,000,000
  Outstanding (1).................    41,102,255      20,551,128        8,220,451         4,110,226
  Available for Future Issuance...    58,897,745      79,448,872       91,779,549        95,889,774
Class B Common Stock:
  Authorized......................     3,000,000       3,000,000        3,000,000         3,000,000
  Outstanding.....................     3,000,000       1,500,000          600,000           300,000
  Available for Future Issuance...             0       1,500,000        2,400,000         2,700,000
PER SHARE FINANCIAL DATA(2)
Net Loss per Common Share for year
  ended December 31, 2000.........  $      (0.14)   $      (0.28)    $      (0.71)     $      (1.41)
Book Value Per Common Share at
  December 31, 2000...............  $       0.10    $       0.20     $       0.50      $       1.01

---------------
(1) Gives effect to the Reverse Split as if it occurred on the Record Date, subject to adjustment resulting from the repurchase of fractional shares. Excludes, on a pre-Reverse Split basis, (i) 3,000,000 shares reserved for issuance upon conversion of the Class B Common Stock, (ii) 7,000,000 shares reserved for issuance upon conversion of the Series A Preferred Stock and 7,000,000 additional shares issuable upon exercise of warrants issued to holders of Series A Preferred Stock; (iii) 6,062,119 shares reserved for issuance upon the exercise of options under the Company's stock option plans, and (iv) 1,157,814 shares reserved for issuance upon the exercise of warrants not included in clauses (ii) or (iii). Upon effectiveness of the Reverse Split, each option, warrant and conversion right would entitle the holder to acquire a number of shares equal to the number of shares which the holder was entitled to acquire prior to the Reverse Split, divided by the Exchange Number at the exercise or conversion price in effect immediately prior to the Reverse Split multiplied by the Exchange Number.

(2) Balance sheet data gives effect to the Reverse Split as if it occurred on December 31, 2000, subject to adjustment resulting from the repurchase of fractional shares.

     Stockholders should recognize that if the Reverse Split is effectuated, they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the Amendment divided by the Exchange Number). While the Company expects that the Reverse Split will result in an increase in the market price of the Class A Common Stock, there can be no assurance that the Reverse Split will increase the market price of the Class A Common Stock by a multiple equal to the Exchange Number or result in the permanent increase in the market price (which is dependent upon many factors, including the Company's performance and prospects). Also, should the market price of the Company's Class A Common Stock decline, the percentage decline may be greater than would occur in the absence of a Reverse Split. Furthermore, the possibility exists that liquidity in the market price of the Class A Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split. In addition, the Reverse Split will increase the number of stockholders of the Company who own odd-lots (less than 100 shares). Stockholders who hold odd-lots typically will experience an increase in the cost of selling their shares, as well as greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Split will achieve the desired results that have been outlined above.

PROCEDURE FOR EFFECTING REVERSE SPLIT AND EXCHANGE OF STOCK CERTIFICATES

     If the Reverse Split Amendment is approved by the Company's stockholders, and if the Board of Directors still believes that the Reverse Split is in the best interests of the Company and its stockholders, the Company will file the Reverse Split Amendment with the Secretary of State of the State of Delaware at such time as the Board has determined the appropriate Exchange Number and the appropriate effective time for such split. The Board may delay effecting the Reverse Split until June 30, 2002 without resoliciting such stockholder approval. The Reverse Split will become effective on the date of filing the Reverse Split Amendment (the "Effective Date"). Beginning on the Effective Date, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

     As soon as practicable after the Effective Date, stockholders will be notified that the Reverse Split has been effected and of the exact Exchange Number. The Company's transfer agent will act as exchange agent (the "Exchange Agent") for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the Exchange Agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

FRACTIONAL SHARES

     No scrip or fractional certificates will be issued in connection with the Reverse Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the Exchange Number, will be entitled, upon surrender to the Exchange Agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Class A Common Stock, as reported in The Wall Street Journal, on the last trading day prior to the Effective Date (or if such price is not available, the average of the last bid and ask prices of the Class A Common Stock on such day or other price determined by the Board of Directors). The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

     Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Date may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the Exchange Agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

NO DISSENTER'S RIGHTS

     Under Delaware law, stockholders are not entitled to dissenter's rights with respect to the proposed Amendment.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

     The following is a summary of certain material federal income tax consequences of the Reverse Split, and does not purport to be complete. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change prospectively or retroactively. It does not discuss any state, local, foreign or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (the "Code"), generally, property held for investment. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder should consult with such stockholder's own tax advisor with respect to the consequences of the Reverse Split.

     No gain or loss is recognized by a stockholder of the Company upon such stockholder's exchange of Old Shares for New Shares pursuant to the Reverse Split (except to the extent of any cash received in lieu of a fraction of a New Share). Cash payments in lieu of fractional New Shares are treated as if the fractional share were issued to the stockholder and then redeemed by the Company for cash. A Company stockholder receiving such payment recognizes gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share (determined as provided below). Such gain or loss will be capital gain or loss if the payment of cash in lieu of the fractional share is a mere mechanical rounding off of fractions and not separately bargained for consideration, and the payment is "not essentially equivalent to a dividend" with respect to the stockholder under the federal income tax law.

     The aggregate tax basis of the New Shares received in the Reverse Split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the Reverse Split.

REQUIRED VOTE

     Authorization of the Reverse Split Amendment requires the affirmative vote of a majority of the votes represented by all outstanding shares of Class A Common Stock and Class B Common Stock, voting together as one class, with Class A Common Stock having one vote per share and Class B Common Stock having ten votes per share. The Board of Directors unanimously recommends that stockholders vote FOR this proposal.

                                  PROPOSAL 4.

                        PROPOSAL TO APPROVE AN AMENDMENT
                       TO THE COMPANY'S 1993 NON-EMPLOYEE
                           DIRECTOR STOCK OPTION PLAN

     At the Company's 1993 annual meeting, stockholders approved the Company's 1993 Stock Option Plan (as amended, the "Non-Employee Director Plan") for the purpose of granting options, within the limits and subject to the terms and conditions of the plan, to directors who are not employees of the Company ("Outside Directors"). The Board of Directors believes that the Non-Employee Director Plan has been instrumental in attracting and retaining Outside Directors and that this objective will be furthered by amending the Non-Employee Director Plan in the manner described below.

     On March 21, 2001, the Board of Directors adopted, subject to stockholder approval at the Meeting, an amendment to the Non-Employee Director Plan to increase the number of options automatically granted to each director covered by the plan upon his or her initial election as a director and at each meeting of stockholders, commencing with the Meeting, from 10,000 to 25,000 shares.

     The following is a summary of the Non-Employee Director Plan.

NUMBER OF SHARES, ADMINISTRATION AND ELIGIBILITY

     The maximum number of shares of Common Stock as to which options may be granted under the Non-Employee Director Plan is 500,000. The number of shares is subject to adjustment as discussed below under "Adjustment in Event of Capital Changes". Upon the expiration, cancellation or termination of unexercised options, the shares subject thereto will again be available for grant under the Non-Employee Director Plan. The Non-Employee Director Plan is administered by the Board of Directors subject to the provisions of the Non-Employee Director Plan. Participation in the Non-Employee Director Plan is limited to Outside Directors.

GRANT OF OPTIONS

     The Non-Employee Director Plan presently provides for the granting of an option to a person to purchase 10,000 shares of Class A Common Stock on the date the person becomes an Outside Director and immediately following each annual meeting of stockholders (whether or not elected at that meeting). However, an Outside Director elected a director for the first time at an annual meeting receives only one option to purchase 10,000 shares of Class A Common Stock at such meeting. If the proposed amendment is approved, the number of shares that would be subject to options granted to Outside Directors, both upon their initial election and immediately following each annual meeting (including the Meeting), would be increased to 25,000, provided, that an Outside Director elected a director for the first time at an annual meeting would receive only one option to purchase 25,000 shares of Class A Common Stock at such time. A director who is an employee or consultant of the Company who ceases such relationship but remains a director does not become an Outside Director unless and until such director is serving as an Outside Director immediately following the next annual meeting of stockholders at which directors are elected.

EXERCISE PRICE


     The option exercise price of each share granted under the Non-Employee Director Plan is 100% of the fair market value of the Class A Common Stock on the date of grant. Upon exercise of the option, the exercise price is to be paid in full in cash. The closing price of the Company's Common Stock on the Nasdaq SmallCap Market on April 25, 2001 was $0.63 per share.


OPTION TERM

     Each option granted under the Non-Employee Director Plan is exercisable at any time during its ten year term, subject to early termination as discussed below.

     An option may not be transferred by an Outside Director other than by will or by the laws of descent and distribution, and an option may be exercised during the optionee's lifetime only by the optionee. In the event that an optionee ceases to serve on the Board of Directors for any reason (including as a result of not being re-elected to the Board), options held by the optionee may be exercised at any time within one year after such cessation of service, but in no event after the date on which the option would otherwise expire. Further, if the optionee dies within one year after ceasing to serve as a director by reason of disability or within three months after ceasing to serve as a director for any other reason, then options held by such optionee may be exercised by the legal representatives or beneficiaries of the optionee within one year after the optionee's death, but in no event after the date on which the option would otherwise expire. However, if the Outside Director's service on the Board is terminated for cause or if the Outside Director resigns without the consent of a majority of the remaining members of the Board, the Outside Director's options shall terminate immediately.

ADJUSTMENT IN EVENT OF CAPITAL CHANGES

     In the event of any change in the outstanding Class A Common Stock by reason of a stock dividend, stock split, stock combination, recapitalization, merger in which the Company is the surviving corporation, reorganization or the like, the number and kind of shares available for grant under the Non-Employee Director Plan, the number and kind of shares to be granted initially and annually to Outside Directors, and the option price and number and kind of shares purchasable under outstanding options will be equitably adjusted. In the event of the liquidation or dissolution of the Company, a merger or consolidation in which the Company is not the surviving corporation, or any other capital reorganization in which more than 50% of the Class A Common Stock is exchanged, outstanding options under the Non-Employee Director Plan shall terminate unless other provision is made therefor in the transaction (which provision shall be made in a manner similar to that for options granted under the Company's employee stock option plans).

DURATION AND AMENDMENT OF THE NON-EMPLOYEE DIRECTOR PLAN

     No options may be granted under the Non-Employee Director Plan after April 5, 2003. Options outstanding on that date, however, shall in all respects continue subject to the Non-Employee Director Plan.

The Board may amend, suspend or terminate the Non-Employee Director Plan at any time, except that without the approval of stockholders, no amendment may be made which would (a) change the class of eligible participants who may receive options, (b) increase the total number of shares available for option (except for anti-dilution adjustments described above), (c) decrease the option price at which options may be granted (except pursuant to anti-dilution adjustments described above), or (d) materially increase the benefits accruing to participants under the Non-Employee Director Plan. No amendment may adversely affect the rights of an optionee under any then outstanding option without the consent of the optionee.

FEDERAL INCOME TAX TREATMENT

     The following is a summary of certain material federal income tax consequences under the Non-Employee Director Plan. The discussion is based on the provisions of United States federal income tax law on the date hereof, which is subject to change prospectively or retroactively. It does not discuss any state, local, foreign or other U.S. federal tax consequences. Also, it does not cover all of the special rules that can apply to an option or an optionee, including rules that apply to the exercise of an option with previously-acquired shares.

     All options granted under the Non-Employee Director Plan are nonqualified stock options ("NQSOs") which do not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     An optionee will not recognize taxable income for federal income tax purposes upon the grant of a NQSO. Upon the exercise of a NQSO, the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the exercise date over the exercise price thereof, and the Company will generally be entitled to a deduction for such amount at that time, provided the Company reports the income on a form 1099 that is timely provided to the option holder and timely filed with the IRS. If the optionee later sells shares acquired pursuant to the exercise of a NQSO, he or she will recognize long-term or short-term capital gain or loss (depending upon the holding period) equal to the excess of the difference between the amount realized over the fair market value of the shares on the date of exercise. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain. In addition, an even lower rate may apply to the sale of shares which were held for at least five years, provided they were acquired on or after January 1, 2001 (in some situations, an election can be made to receive this treatment even if the shares were acquired prior to January 1, 2001). Although special rules can apply to optionees subject to Section 16(b) of the Exchange Act, the grants of options under this Non-Employee Director Plan are intended to benefit from the exemption provided by Rule 16(b)-3 of the Securities Exchange Act of 1934, as amended.

OPTIONS RECENTLY GRANTED UNDER THE NON-EMPLOYEE DIRECTOR PLAN

     Immediately following the 2000 Annual Meeting of Stockholders on June 13, 2000, options to purchase 10,000 shares were granted to each of Mr. Gustav Born (who resigned from the Board effective July 10, 2000), Ms. Crooks and Mr. Hogan, the Company's then non-employee directors, at an exercise price of $1.53 per share, the fair market value of the Company's Class A Common Stock on the Nasdaq National Market on that date.

PLAN BENEFITS

     If the proposed amendments to the Non-Employee Director Plan are adopted, Ms. Crooks, Mr. Danis and Mr. Hogan, the Company's Outside Directors, would be granted an option, following the Meeting, to purchase 25,000 shares of Class A Common Stock at 100% of the fair market value of the Class A Common Stock on the date of the Meeting and options to purchase 25,000 shares would be granted to each Outside Director at each annual meeting thereafter held (and to new Outside Directors on the date they join the Board).

REQUIRED VOTE

     Approval of the amendments to the Non-Employee Director Plan requires the affirmative vote of both (a) a majority of the votes entitled to be cast by the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as one class, with Class A Common Stock having one vote per share and Class B Common Stock having ten votes per share and (b) a majority of outstanding shares of Class A Common Stock voting as a separate class, with each share of Class A Common Stock having one vote per share. If the proposed amendments are not approved by stockholders, the Non-Employee Director Plan will continue in its present form. The Board of Directors unanimously recommends that stockholders vote FOR this proposal.

                                  PROPOSAL 5.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Arthur Andersen as the independent auditors of the Company for the year ending December 31, 2001. Arthur Andersen has acted for the Company in such capacity since 1989. The Board proposes that the stockholders ratify such selection at the Meeting.

     Representatives of Arthur Andersen are expected to be present at the Meeting and will be afforded an opportunity to make a statement if they so desire and to respond to appropriate questions.

INDEPENDENT AUDITOR FEES

     Audit Fees. Arthur Andersen billed the Company an aggregate of $59,500 for professional services rendered by it in connection with its audit of the Company's financial statements for the fiscal year ended December 31, 2000 and its review of the Company's quarterly reports on Form 10-Q during fiscal 2000.

     Financial Information Systems Design and Implementation. During fiscal 2000, Arthur Andersen did not directly or indirectly, operate, or supervise the operation of, the Company's information systems or manage the Company's local area network. Nor did Arthur Andersen design or implement a hardware or software system that aggregates source data underlying the financial statements of the Company or generates information that is significant to the Company's financial statements taken as a whole.

     All Other Fees. Arthur Andersen billed the Company an additional $35,100 for professional services rendered during fiscal 2000 for services not otherwise described above. These fees include fees for tax return preparation and review of registration statements.

     The Company's Audit Committee considered the non-audit services rendered by Arthur Andersen during fiscal 2000, as described under the caption "All Other Fees" above, and determined that such services were compatible with Arthur Andersen's independence.

REQUIRED VOTE

     Ratification of Arthur Andersen's selection requires the affirmative vote of a majority of the votes entitled to be cast by the outstanding shares of Class A Common Stock and Class B Common Stock present, in person or by proxy, at the Meeting and entitled to vote on this proposal, voting together as one class, with Class A Common Stock having one vote per share and Class B Common Stock having ten votes per share. The Board of Directors unanimously recommends that stockholders vote FOR approval of this proposal.

                                 MISCELLANEOUS

STOCKHOLDER PROPOSALS

     From time to time stockholders may present proposals which may be proper subjects for inclusion in the proxy statement and form of proxy relating to that meeting. In order to be considered, such proposals must be submitted in writing on a timely basis. Stockholder proposals intended to be included in the Board of Directors' proxy statement and form of proxy relating to the Company's next Annual Meeting of Stockholders must be received by December 31, 2001. As to any proposals intended to be presented by a stockholder without inclusion in the Board of Directors' proxy statement and form of proxy for the Company's next Annual Meeting of Stockholders, the proxies named in the Board of Directors' form of proxy for that meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before March 29, 2002. However, even if such notice is timely received, such proxies nevertheless may be entitled to exercise discretionary authority on that matter to the extent permitted by Securities and Exchange Commission regulations. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company at 1375 Akron Street, Copiague, New York 11726.

ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, which has been filed with the Securities and Exchange Commission, is also available, without charge, to stockholders who are interested in more detailed information about the Company. Requests for a copy of that report should be addressed to Josef C. Schoell, President and Chief Operating Officer, at 1375 Akron Street, Copiague, New York 11726.

                                          By Order of the Board of Directors,

                                          TIMOTHY J. ROACH
                                          Secretary


May 17, 2001

                                                                       EXHIBIT A

                       AMERICAN BIOGENETIC SCIENCES, INC.

                            AUDIT COMMITTEE CHARTER

     The Audit Committee ("the Committee" or the "Audit Committee") of the Board of Directors ("the Board") of American Biogenetic Sciences, Inc. (the "Company") will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

     Effective June 14, 2001, the Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the NASDAQ. The members of the Committee will be elected annually at the organizational meeting of the full Board held in June and will be listed in the annual report to shareholders. Unless a chairman of the Audit Committee (the "Chairman") is elected by the Board, the members of the Committee may designate a Chairman by majority vote of the full Audit Committee membership.

RESPONSIBILITY

     The Committee is a part of the Board. It's primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC); (ii) the system of internal controls that management has established; and (iii) the audit process. In addition, the Committee provides an avenue for communication between the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountant. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountant or to assure compliance with laws and regulations and the Company's business conduct guidelines.

AUTHORITY

     Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS

     The Committee shall meet from time to time as called by the Chairman or as requested by Management or the independent accountants. Content of the agenda for each meeting should be cleared by the Committee Chair. The Committee shall meet in separate executive sessions with the chief financial officer and independent accountants at least once each year and at other times when considered appropriate. The Audit Committee shall maintain minutes or other records of meetings and activities of the Audit Committee.

ATTENDANCE

     Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants be present at Committee meetings.

SPECIFIC DUTIES

     In carrying out its oversight responsibilities, the Committee will:

 1. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable NASDAQ Audit Committee Requirements.

 2. Review with the Company's management and independent accountants the Company's accounting and financial reporting controls.

 3. Review with the Company's management and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgements about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

 4. Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.

 5. Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

 6. Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q.

 7. At the completion of the annual audit, review with management and the independent accountants the following:

          - The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

          - Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

          - Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

          - Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, discuss with the independent accountants concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

     If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

 8. After preparation by management and review by independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.

 9. Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

10. Meet with management and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as "material" or "serious". Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

11. Recommend to the Board the selection, retention or termination of the Company's independent accountants.

12. Review with management and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

13. Generally as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company's general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

14. As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of the NASDAQ, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

                                                                       EXHIBIT B

     Article 4 of the Company's Restated Certificate of Incorporation, as amended, is to be amended to add the following immediately after the present first paragraph thereof (which sets forth the number and par value of the Company's authorized capital stock, none of which is being amended):

          "Effective 12:01 a.m. on(*) (the "Effective Time"), each (+) shares of Class A Common Stock then issued shall be automatically combined into one share of Class A Common Stock of the Corporation and each (+) shares of Class B Common Stock then issued shall automatically combined into one share of Class B Common Stock of the Corporation. There shall be no fractional shares issued. A holder of record Class A or Class B Common Stock at the Effective Time who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Class A Common Stock, as reported in the Wall Street Journal, on the Effective Date (or if such price is not available, the average of the last bid and ask prices of the Class A Common Stock on such day or other price determined by the Board of Directors)."

---------------

(*) Insert the date of the Effective Time of the Amendment determined by the Company's Board of Directors.

(+) Insert Exchange Number, ranging from two to ten, determined by the Company's
    Board of Directors.

                       AMERICAN BIOGENETIC SCIENCES, INC.

           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- JUNE 19, 2001 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints, as proxies for the undersigned, AIDA PADILLA, TIMOTHY J. ROACH and LEONARD W. SUROFF, or any one or more of them, with full power of substitution, to vote all shares of the capital stock of American Biogenetic Sciences, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 19, 2001, at 3:00 p.m., Eastern Daylight Savings Time, at The Huntington Hilton, 598 Broadhollow Road, Melville, New York, and at adjournments or postponements thereof, receipt of Notice of which meeting and the Proxy Statement accompanying the same being hereby acknowledged by the undersigned, upon the matters described in the Notice of Meeting and Proxy Statement and upon such other business as may properly come before the meeting and any adjournments or postponements thereof, hereby revoking any proxies heretofore given.

    Each properly executed proxy will be voted in accordance with the specifications made below and on the reverse side hereof. If no specifications are made, the proxies will be voted FOR each listed nominee to serve as a director and FOR Proposals 2 through 5.

    A vote FOR each nominee and FOR Proposals 2 through 5 is recommended by the Board of Directors.

1.  Election of Directors (check one box only)

[ ]  FOR EACH NOMINEE LISTED BELOW                                   [ ]  WITHHOLD AUTHORITY
  (except as marked to the contrary below)                             to vote for all nominees listed below

     ALFRED J. ROACH, JOSEF C. SCHOELL, ELLENA M. BYRNE, TIMOTHY J. ROACH,
             GLENNA M. CROOKS, JOSEPH M. DANIS AND JOSEPH C. HOGAN

(Instruction: To withhold authority to vote for any nominee, circle that nominee's name in the above list)
                                    (continued and to be signed on reverse side)

2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of Class A Common Stock.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN


3. To approve an amendment to the Company's Certificate of Incorporation authorizing a stock combination (reverse stock split).


            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

4. To approve amendments to the Company's 1993 Non-Employee Director Stock Option Plan.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

5. To ratify the selection of Arthur Andersen LLP as independent auditors for the Company.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

                                                Dated: , 2001
                                                   (SIGNATURE OF STOCKHOLDER)

                                                   (SIGNATURE OF STOCKHOLDER)

                                                NOTE: PLEASE SIGN YOUR NAME OR
                                                NAMES EXACTLY AS SET FORTH
                                                HEREON. FOR JOINTLY OWNED
                                                SHARES, EACH OWNER SHOULD SIGN.
                                                IF SIGNING AS ATTORNEY,
                                                EXECUTOR, ADMINISTRATOR, TRUSTEE
                                                OR GUARDIAN, PLEASE INDICATE THE
                                                CAPACITY IN WHICH YOU ARE
                                                ACTING. PROXIES EXECUTED BY
                                                CORPORATIONS SHOULD BE SIGNED BY
                                                A DULY AUTHORIZED OFFICER AND
                                                SHOULD BEAR THE CORPORATE SEAL.

              PLEASE DATE AND SIGN THIS PROXY AND MAIL IT PROMPTLY
IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.